Exhibit 5.2


                 (Stewart McKelvey Stirling Scales Letterhead)


Suite 900                       Correspondence:        Telephone:   902.420.3200      Charles S. Reagh
Purdy's Wharf Tower One         P.O. Box 997           Fax:         902.420.1417      Direct Dial:902.420.3335
1959 Upper Water Street         Halifax, NS            halifax@smss.com               Direct Fax: 902.496.6173
Halifax, NS                     Canada  B3J 2X2        www.smss.com                   csr@smss.com
Canada  B3J 3N2
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File Reference: NS267-142

April 29, 2002

BURLINGTON RESOURCES FINANCE COMPANY
c/o Burlington Resources Canada Ltd.
Suite 3700, 250-6th Avenue S.W.
Calgary, AB T2P 3H7

BURLINGTON RESOURCES INC.
5051 Westheimer, Suite 1400
Houston TX   77056

Dear Sirs:

Re:      Burlington Resources Finance Company (the "Company")

We have acted as special Nova Scotia counsel to the Company in connection with the Registration Statement on Form S-4 (such registration statement, together with each document incorporated by reference therein, the "Registration
Statement"), filed by the Company with the United States Securities and Exchange
Commission for registration under the Securities Act of 1933, as amended (the
"Act") of (i) $500,000,000 of 5.60% Notes due 2006, (ii) $500,000,000 of 6.50%
Notes due 2011 and (iii) $500,000,000 of 7.40% Notes due 2031 of the Company
(collectively the "Notes") and the related guarantees of such Notes by Burlington Resources Inc.

The Notes will be issued pursuant to the provisions of an Indenture dated
February 12, 2001 (the "Indenture") between the Company and Citibank, N.A., as trustee. The Notes will be issued in connection with the exchange offer described in the Registration Statement pursuant to which the Notes will be issued in exchange for a like amount and interest rate of the Company's existing outstanding notes.




We have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, including a certificate of the Assistant Secretary on behalf of the Company dated April 29, 2002 (the "Officer's Certificate"), and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

In stating our opinions, we have also assumed

     a. the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials; and

     a. the completeness, truth and accuracy of all statements of fact contained in the Officer's Certificate.

We are solicitors qualified to practice law in the Province of Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.

As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon documents or certificates of governmental authorities and the Company or its officers. In expressing the opinion in paragraph (a) with respect to the valid existence of the Company, we have relied exclusively on a Certificate of Status issued under the Companies Act (Nova Scotia) dated on April 26, 2002, a copy of which has been provided to you.

On the basis of the foregoing we are of the opinion that:

(a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation

(b)  The Notes have been duly authorized by the Company.

Consent is hereby given to the filing, as an exhibit to the Registration Statement, of this letter and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ STEWART MCKELVEY STIRLING SCALES